EXHIBIT 21

                           Subsidiaries of Registrant




Subsidiary                                       Jurisdiction of Organization
----------------------------                     ----------------------------
Immucor GmbH                                     Federal Republic of Germany

Immucor Italia Srl                               Italy

Immucor Portugal, Lda.                           Portugal

Immucor, S.L.                                    Spain

Dominion Biologicals Limited                     Canada

Gamma Biologicals, Inc.                          United States

Gamma BV                                         Netherlands

Medichim S.A.                                    Belgium

Immunochim s.a.r.l.                              France


The Company owns 100% of the outstanding stock of each of the above.